Exhibit 10.2

ASSUMPTION AND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS ASSUMPTION AND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 30th day of December 2010 by and between Silicon Valley Bank (“Bank”), on the one side, and Decisionpoint Systems, Inc., a Delaware corporation (“DSI”), Decisionpoint Systems Group, Inc., a Delaware corporation (“DSG”), Decisionpoint Systems CA, Inc., a California corporation (“DSCA”), Decisionpoint Systems CT, Inc., a Connecticut corporation (“DSCT”) and CMAC, Inc., a Georgia corporation (“CMAC” and together with DSI, jointly  and severally, the “New Borrower”) whose address is 19655 Descartes, Foothill Ranch, CA  92610, on the other side.  Decisionpoint Systems Group, Inc., Decisionpoint Systems CA, Inc. and Decisionpoint Systems CT, Inc. are jointly and severally referred to herein as “Existing Borrower.”

Recitals

A.           Bank and Existing Borrower have entered into that certain Loan and Security Agreement dated as of December 15, 2006 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.

C.           Existing Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.           Assumption and Amendments to Loan Agreement.

2.1           Assumption.

2.1.1           Assumption.  New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Existing Borrower under, based on, or arising out of the Loan Agreement and any and all documents, instruments and agreements relating thereto, including, without limitation, all of the Obligations, and Existing Borrower and New Borrower shall be jointly and severally liable for all of the Obligations.  All references in the Loan Agreement to “Borrower” shall be deemed to refer, jointly and severally, to Existing Borrower and New Borrower.

2.1.2           Obligations.  New Borrower acknowledges that the Obligations are due and owing to Bank from Existing Borrower, and upon the effectiveness hereof will be due and owing from New Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever.

2.1.3           Grant of Security Interest.  Without limiting the generality of the provisions of Section 2.1.1 above, as security for all Obligations, New Borrower hereby grants Bank a continuing security interest in all of the following, whether now owned or hereafter acquired, and wherever located:  All of the Collateral of New Borrower.  All references in the Loan Agreement to Collateral shall be deemed to refer to the Collateral of Existing Borrower and New Borrower.  New Borrower hereby authorizes Bank to prepare and file such financing statements, amendments and continuation statements as Bank may require to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Amendment and the Loan Agreement.

2.1.4           Cross-Corporate Continuing Guaranty.  Reference is hereby made to that certain Cross-Corporate Continuing Guaranty dated December 15, 2006 and executed by DecisionPoint Systems Group, Inc. (fka Creative Concepts Holding, Inc.), Decisionpoint Systems CA, Inc. (fka Creative Concepts Software, Inc.) and Decisionpoint Systems CT, Inc. (fka Sentinel Business Systems, Inc.) in favor of Bank (the “Guaranty”).  Existing Borrower and New Borrower hereby agree to concurrently herewith execute and deliver to Bank an Amended and Restated Cross-Corporate Continuing Guaranty, in form and substance satisfactory to Bank, to amend and restate the Guaranty and in order to guaranty all Obligations of the other Borrowers in favor of Bank.

2.2           New Term Loan.  Sections 2.1.6 and 2.1.7 of the Loan Agreement are deleted and replaced with the following:

2.1.6           Term Loan.

(a)           Availability.  Bank shall make one (1) term loan (the “Term Loan”) available to Borrower in an amount up to $3,000,000 on December 30, 2010 [the date of this Amendment] subject to the satisfaction of the terms and conditions of this Agreement.

(b)           Repayment.  Borrower shall repay the Term Loan in thirty-six (36) equal installments of principal plus monthly payments of accrued interest (the “Term Loan Payment”) beginning on the first day of the month following the month in which the Funding Date of the Term Loan occurs and continuing on the first day of each month thereafter.  Borrower’s final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under Term Loan.  Once repaid, the Term Loan may not be reborrowed.

(c)           Prepayment.  Borrower may, so long as an Event of Default has not occurred and is not continuing, at its option, prepay all, but not less than all, of the outstanding Term Loan Advances, provided Borrower (A) provides written notice to Bank of its election to prepay the Term Loan at least five (5) days prior to such prepayment and (B) pays, on the date of the prepayment, the following:  (I) all accrued and unpaid interest with respect to the Term Loan through the date the prepayment is made, (II) all unpaid principal with respect to the Term Loan and (III) all other sums, if any, that shall have become due and payable hereunder with respect to the Term Loan.

(d)           Final Payment.  On the earlier of (i) the Term Loan Maturity Date or (ii) the date Borrower prepays the Term Loan pursuant to subclause (c) above, Borrower shall pay to Bank an amount equal to the Final Payment.  The Final Payment shall be in addition to (and not in lieu of) any principal, interest, fees, costs and other charges payable by Borrower to Bank.

2.3           Modified Interest Rate.  Section 2.3(a)(ii) and (iii) of the Loan Agreement are hereby deleted and replaced with the following:

 (ii)           Term Loan.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a fixed per annum rate equal to 5.0% above the Prime Rate in effect on the Funding Date of the Term Loan.

2.4           Modified Financial Covenants.  Section 6.9 of the Loan Agreement is hereby amended in its entirety and shall read as follows:

6.9           Financial Covenants.

Borrower shall maintain as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)           Liquidity.  Borrower’s unrestricted cash and Cash Equivalents maintained at Bank plus the Availability Amount of at least the following:

For the month ending December 31, 2010:   $400,000; and

For the month ending January 31, 2011 and each month ending thereafter:  $750,000.

(b)           Minimum Fixed Charge Coverage Ratio. A ratio of (i) Borrower’s EBITDA plus non cash expenses less cash paid for capital expenditures less cash paid for income taxes (the “FCCR Numerator”) to (ii) consolidated Interest Expense plus scheduled principal payments (the “FCCR Denominator”) of not less than the following:

For the fiscal quarter ending March 31, 2011:  1.10 to 1.0 (to be calculated by adding the amounts of each segment of the FCCR Numerator and FCCR Denominator for the three months ending March 31, 2011 and multiplying such amounts by four and then calculating the ratio);

For the fiscal quarter ending June 30, 2011:  1.25 to 1.0 (to be calculated by adding the amounts of each segment of the FCCR Numerator and FCCR Denominator for the six months ending June 30, 2011 and multiplying such amounts by two and then calculating the ratio);

For the fiscal quarter ending September 30, 2011:  1.35 to 1.0 (to be calculated by adding the amounts of each segment of the FCCR Numerator and FCCR Denominator for the nine months ending September 30, 2011 and dividing such amounts by three and then multiplying such amounts by four and then calculating the ratio);

For the fiscal quarter ending December 31, 2011:  1.35 to 1.0 (to be calculated by adding the amounts of each segment of the FCCR Numerator and FCCR Denominator for the twelve months ending December 31, 2011 and then calculating the ratio); and

For the fiscal quarter ending March 31, 2012 and each fiscal quarter ending thereafter:  1.50 to 1.0 (to be calculated by adding the amounts of each segment of the FCCR Numerator and FCCR Denominator for the twelve months ending on the last day of the fiscal quarter being measured and then calculating the ratio).

2.5           CMAC Merger.

2.5.1           Consent to CMAC Merger.  DSG has advised Bank that DSI intends to enter into the CMAC Merger.  DSI is prohibited from doing so absent compliance with Section 7 of the Loan Agreement.  Bank hereby consents to DSI entering into the CMAC Merger on the terms previously disclosed to Bank in writing conditioned upon all of the following occurring: (i) CMAC becoming a co-Borrower under the Loan Agreement, (ii) CMAC granting Bank a first-priority security interest in the assets of CMAC and (iii) CMAC executing all such documents required by Bank in conjunction therewith (including, without limitation, a Cross-Corporate Guaranty).  To the extent DSG must transfer funds to DSI in order to complete the CMAC Merger, Bank hereby consents to DSG transferring such funds to DSI for such purpose.

2.5.2           Covenant Regarding CMAC Accounts.  Borrower covenants and agrees that no Accounts of CMAC that have been assigned, or otherwise pledged, to Advance Financial Corporation (“AFC”), Private Bank of Buckhead (“PB”) or ScanSource, Inc (“ScanSource”) shall be included in any Loan request submitted by Borrower to Bank until such time as such assignment and/or pledge has been terminated by each of AFC, PB and ScanSource and such Accounts are free and clear of all liens and security interests (other than those in favor of Bank).

2.6           Consent to Payment of Subordinated Debt.  Notwithstanding the provisions of Section 7.9 of the Loan Agreement, upon the effectiveness of this Amendment, and provided no Default or Event of Default has occurred and is continuing, Borrower may, and shall, repay the subordinated indebtedness owed to Genesis Merchant Partners, L.P., Genesis Merchant Partners II, L.P., Sands Brother Venture Capital III LLC, SB Opportunity Technology Management Associates Institution LLC, collectively, in the original aggregate principal amount of $2,500,000 on the date of the effectiveness of this Amendment.

2.7           Modified Notice Provision.  The contact information for each of the Borrower and Bank set forth in Section 10 of the Loan Agreement is hereby amended to read as follows:

If to Borrower:	DecisionPoint Systems, Inc. DecisionPoint Systems Group, Inc.

DecisionPoint Systems CA, Inc.

DecisionPoint Systems CT, Inc. CMAC, Inc.

19655 Descartes

Foothill Ranch, CA 92610

Attn: _________________________

Fax:__________________________

Email: ________________________

If to Bank:                             Silicon Valley Bank

38 Technology West, Suite 150

Irvine, CA  92618

Attn:           Victor Le

Fax:           949-790-9020

Email:           vle@svb.com

2.8           Modified Definitions.  The following definitions are hereby modified in their entirety, or added to Section 13.1 of the Loan Agreement, and shall read as follows:

“CMAC Merger” means that certain acquisition transaction pursuant to which DecisionPoint Systems, Inc. will acquire all of the outstanding capital stock of CMAC, Inc. (“CMAC”).

 “EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense.

“Final Payment” is a payment equal to two percent (2.0%) of the aggregate amount of the Term Loan advanced by Bank to Borrower.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Maximum Dollar Amount” is $7,000,000.

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Term Loan Maturity Date” is the earlier of (a) the date that is thirty-six months from December ___, 2010 [the date of this Amendment] or (b) the date the Revolving Line matures or is otherwise terminated.

2.9           Modified Compliance Certificate.  The form of Compliance Certificate, attached as Exhibit E to the Loan Agreement, is amended in its entirety to read as set forth on Exhibit E attached hereto.

2.10           Conditions Precedent to Effectiveness of Amendment.  Without limiting the requirements set forth in Section 6 below, in order for this Amendment to become effective, the Borrower must satisfy each of the following:

(a)           The CMAC Merger must have closed.

2.11           Fee. In consideration for Bank entering into this Amendment, Borrower shall pay to Bank a fully earned (as of the date hereof), non-refundable fee in the amount of $60,000, payable as follows:

(a)           $10,000 payable upon the execution of this Amendment,

(b)           $10,000 payable on the date that is the earlier of (i) March 31, 2011 or (ii) the date that the Revolving Line matures or is otherwise terminated,

(c)           $10,000 payable on the date that is the earlier of (i) June 30, 2011 or (ii) the date that the Revolving Line matures or is otherwise terminated,

(d)           $10,000 payable on the date that is the earlier of (i) September 30, 2011 or (ii) the date that the Revolving Line matures or is otherwise terminated,

(e)           $10,000 payable on the date that is the earlier of (i) December 31, 2011 or (ii) the date that the Revolving Line matures or is otherwise terminated, and

(f)           $10,000 payable on the date that is the earlier of (i) March 31, 2012 or (ii) the date that the Revolving Line matures or is otherwise terminated.

The above fee is in addition to all interest and other fees payable to Bank under the Loan Documents.  Bank is authorized to charge said fee to Borrower’s loan account when payable as provided for above.

3.           Limitation of Amendments.

3.1           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.           Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3           The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended (except to reflect the name change of each Borrower), supplemented or restated and are and continue to be in full force and effect;

4.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.           Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the satisfaction of the Conditions Precedent set forth in Section 2.10 above and (c) Borrower’s payment of the first installment of the amendment fee set forth in Section 2.11 above.

[Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

Silicon Valley Bank		BORROWER DecisionPoint Systems Group, Inc.
By:	/s/ Victor Lee	By:	/s/ Donald W. Rowley
Name:	Victor Lee	Name:	Donald W. Rowley
Title:	Relationship Manager	Title:	CFO

BORROWER DecisionPoint Systems CA, Inc.		BORROWER DecisionPoint Systems CT, Inc.
By:	/s/ Donald W. Rowley	By:	/s/ Donald W. Rowley
Name:	Donald W. Rowley	Name:	Donald W. Rowley
Title:	CFO	Title:

NEW BORROWER CMAC, Inc.		NEW BORROWER DecisionPoint Systems, Inc.
By:	/s/ Donald W. Rowley	By:	/s/ Donald W. Rowley
Name:	Donald W. Rowley	Name:	Donald W. Rowley
Title:	CFO	Title:	CFO

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:           SILICON VALLEY BANK                                                                                           Date:
FROM:	DECISIONPOINT SYSTEMS, INC., DECISIONPOINT SYSTEMS GROUP, INC., DECISIONPOINT SYSTEMS CA, INC., DECISIONPOINT SYSTEMS CT, INC. AND CMAC, INC.

The undersigned authorized officer of DecisionPoint Systems, Inc., on behalf of DecisionPoint Systems, Inc. and each of its subsidiaries, CMAC, Inc. and DecisionPoint Systems Group, Inc. and each of its subsidiaries, DecisionPoint Systems CA, Inc. and DecisionPoint Systems CT, Inc. (jointly and severally, the “Borrower”), certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements with Compliance Certificate	Monthly within 45 days		Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days		Yes No
Board Projections	Within 45 days prior to next FY		Yes No
10-Q, 10-K and 8-K, if applicable	Within 5 days after filing with SEC		Yes No
Transaction Report	Weekly and with each Advance, but if no borrowings during the month, then monthly within 15 days		Yes No
A/R & A/P Agings and A/R Reconciliations	Monthly within 15 days		Yes No
Customer Deposit Schedule and Deferred Revenue Report	Monthly within 15 days		Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________
Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Liquidity	12/31/10: $400,000; 01/31/11 and each month thereafter: $750,000	$_______	Yes No
Minimum Fixed Charge Coverage Ratio (on a Quarterly Basis)	03/31/11: 1.10 to 1.0 06/30/11: 1.25 to 1.0 09/30/11 and 12/31/11: 1.35 to 1.0 03/31/12 and each fiscal quarter ending thereafter: 1.5 to 1.0	____ to 1.0	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

DecisionPoint Systems, Inc.	BANK USE ONLY
By:	Received by:
authorized signer
Name:	Date:

Title:	Verified:
authorized signer
Date:
	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:           ____________________

I.           Minimum Liquidity (Section 6.9(a))

Required:               Month ending 12/31/2010:                                           $400,000
Month ending 01/31/2011 and each month ending thereafter:  $750,000

Actual:

A.	Unrestricted cash and Cash Equivalents maintained at Bank	$____
B.	Availability Amount	$____
C.	Liquidity (line A plus line B)	$____

Is line C equal to or greater than the Required Amount?

____ No, not in compliance                                                                 ____Yes, in compliance

II.           Minimum Fixed Charge Coverage Ratio (Section 6.9(b))

Required:               Quarter ending 03/31/2011:  1.10 to 1.0
Quarter ending 06/30/2011:  1.25 to 1.0
Quarter ending 09/30/2011:  1.35 to 1.0
Quarter ending 12/31/2011:  1.35 to 1.0
Quarter ending 03/31/12 and each quarter ending thereafter:  1.50 to 1.0

Actual:

A.	EBITDA (annualized for the first year and on a trailing twelve month basis thereafter)	$____
B.	Non-cash expenses (annualized for the first year and on a trailing twelve month basis thereafter)	$____
C.	Cash paid for capital expenditures (annualized for the first year and on a trailing twelve month basis thereafter)	$____
D.	Cash paid for income taxes (annualized for the first year and on a trailing twelve month basis thereafter)	$____
E.	Consolidated Interest Expense (annualized for the first year and on a trailing twelve month basis thereafter)	$____
F.	Scheduled principal payments (annualized for the first year and on a trailing twelve month basis thereafter)	$____
G.	Numerator (line A plus line B less line C less line D)	$____
H.	Denominator (line E plus line F)	$____
I.	Fixed Charge Coverage Ratio (line G divided by line H)	_____

Is line I equal to or less than ____1.0?

____ No, not in compliance                                                                 ____Yes, in compliance